                                                                     Exhibit 3.2

[]
           State of Utah                                      COO 88907
[]
        Department of Commerce
[]
 Division of Corporation and Commercial Code
[]

[]

[]
 I Hereby certify that the foregoing has been filed                 NOV 30 1995
 and approved on the 30 day of Nov. 1995                  Utah Div. of Corp. & Comm. Code
[]
 in the office of this Division and hereby issue
  this Certificate thereof.
[]

[]

[]
                           ARTICLES OF INCORPORATION
                                      []
                                      OF
                                      []

                                      []
                              KAZMIR KLIFFS, INC.
                                      []

                  Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned hereby adopts the following Articles of Amendment to its Articles of Incorporation. The Amendments as set-forth herein were duly adopted by the stockholders of the corporation at a meeting held October 23, 1995, in the manner prescribed by the Utah Revised Corporation Act.

                               AMENDED ARTICLE I

                  NAME. The name of the corporation (hereinafter the
                  -----
         "corporation") shall be, and hereby is, changed to:

[]
                           LANSTAR SEMICONDUCTOR INC.
                                      []

                  The Articles of Incorporation, with the above stated Amendment to Article I, are hereby restated.

                  In addition to the foregoing Amendment, the stockholders of the Corporation approved a reverse split of the issued and outstanding stock of the Corporation on a ratio of two for one (2=1). In the event that such ration results in a fractional share the fractional share shall be issued as a whole share. The shareholder action as adopted does not provide for any exchange, reclassification or cancellation of issued shares and specifically maintains the present authorized capital of the Corporation at 50,000,000 shares of common stock with a par value of $0.001 (1 Mil).

                  The number of shares of the Company that were outstanding and entitled to vote on the date of the adoption of the above state Amendment and reverse stock split was 4,400,002 shares. A total of 3,490,051 shares were present and entitled to vote on each of these actions and all said shares were voted in favor thereof. No shares were voted against or abstained from said vote.

[]

[]

[]

[]
    Dated this 28TH day of    NOVEMBER           1995.
[]

[]
              IN WITNESS WHEREOF, the undersigned President and Secretary, having been duly authorized, have executed the foregoing Articles of Amendment for the corporation under

    penalty f perjury this 28TH day of    NOVEMBER         1995.

    ----------------------------
    Kurtis D. Hughes, President

    ----------------------------
[]
    Shirrell Hughes, Secretary
[]

[]
    STATE OF:   UTAH
[]
    COUNTY OF:  SALT LAKE
[]

[]
    SUBSCRIBED AND SWORN TO BEFORE ME THIS 28TH DAY OF NOVEMBER, 1995
[]

                            ------------------------------------------
                                 NOTARY PUBLIC
                              COMMISSION EXPIRES:       4-15-96


                                  Notary Public
                                 MELINDA K. ORTH
                            9939 So. Orchard View DR.
                            South Jordan, Utah 84065
                              My Commission Expires
                                 April 15, 1996
                                  State of Utah